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                           HOMELAND BANKSHARES CORPORATION                                EXHIBIT 11

                    STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
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                                                    THREE MONTHS ENDED          NINE MONTHS ENDED
                                                       SEPTEMBER 30,              SEPTEMBER 30,
                                                  -----------------------    -----------------------
                                                     1996         1995          1996         1995
                                                     ----         ----          ----         ----
        NET INCOME:                               $2,641,644   $3,642,227    $9,974,691   $9,951,532
                                                  ==========   ==========    ==========   ==========


        PRIMARY EARNINGS PER SHARE:

           Weighted average shares outstanding     5,703,378    5,738,713     5,723,802    5,738,713

           Net effect of the assumed exercise of
             stock options based on the treasury
             stock method using average market
             price                                     3,212        9,130         5,975        3,175
                                                  ----------   ----------    ----------   ----------
                                                   5,706,590    5,747,843     5,729,777    5,741,888
                                                  ==========   ==========    ==========   ==========

           Primary earnings per share             $      .46   $      .63    $     1.74   $     1.73
                                                  ==========   ==========    ==========   ==========




        FULLY DILUTED EARNINGS PER SHARE:

           Weighted average shares outstanding     5,703,378    5,738,713     5,723,802    5,738,713

           Net effect of the assumed exercise of
             stock options based on the treasury
             stock method using average market
             price or market price at the end of
             the period, whichever is higher           4,161       15,738         6,963        6,544
                                                  ----------   ----------    ----------   ----------
                                                   5,707,539    5,754,451     5,730,765    5,745,257
                                                  ==========   ==========    ==========   ==========

           Fully diluted earnings per share       $      .46   $      .63    $     1.74   $     1.73
                                                  ==========   ==========    ==========   ==========
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